UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 20, 2009

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On January 20, 2009, EAU Technologies, Inc. (“EAU” or the “Company”) terminated certain of its agreements with Perfect Water & Essentials, LLC (“PWE”), as described further below.

As previously disclosed in the Form 8-K filed on August 22, 2007, on August 16, 2007, EAU and PWE entered into that certain Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE had the right to purchase certain assets of the Company which were used in the operation of its consumer division, which division was commonly referred to by the Company as the Perfect Essentials Division.  A copy of the form of the Asset Purchase Agreement was filed as Exhibit 10.1 to the Form 8-K filed on August 22, 2007.  The sale under the Asset Purchase Agreement was closed on November 15, 2007.  At closing, the transactions with PWE provided total cash proceeds of $2.5 million for EAU.  PWE continues to owe principal of $150,000, plus accrued and unpaid interest, to EAU, pursuant to the Promissory Note dated November 15, 2007.

In connection with the purchase of the Perfect Essentials Division, PWE was obligated under the Asset Purchase Agreement to purchase a technology license from the Company to operate the Perfect Essentials Division (the “Technology License Agreement”).  The form of the Technology License Agreement was attached to the Asset Purchase Agreement and was executed by the parties at closing.

At closing, in connection with the Technology License Agreement, the parties also entered into (1) an equipment maintenance and support agreement (the “Maintenance Agreement”) for the benefit of PWE for the equipment purchased under the Asset Purchase Agreement, and future equipment purchased by PWE from the Company, and (2) a trademark license agreement (the “Trademark License Agreement”) to provide for the use of the Empowered WaterTM trademark.  The Technology License Agreement, Maintenance Agreement, and the Trademark License Agreement, all are dated November 15, 2007, and are collectively are referred to as the “Post-Closing Agreements.”

The Technology License Agreement provided for the payment of a minimum annual fee by PWE to EAU.  In December 2008, the Company notified PWE that PWE had failed to make the required payments under the Technology License Agreement.  Pursuant to the terms of the Post-Closing Agreements, on January 20, 2009, the Company notified PWE that EAU was terminating the Post-Closing Agreements.  As a result of the termination, PWE is required to cease all use of the technology and trademark under the Post-Closing Agreements.  In addition, the termination of these agreements results in the termination of EAU’s noncompetition obligations under the Asset Purchase Agreement.  EAU is entitled to continue to pursue the past due amounts under the Technology License Agreement.

As a result of the termination of the License Agreement, EAU may now license the trademark and technology to other potential licensees.  The Company plans to seek new license opportunities, but has not to date indentified any specific candidates.

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Statements in this Form 8-K relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about pursuing past due amounts and the Company’s plans to seek new license opportunities.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2007 and our other SEC reports. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue,” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2009	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

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